HANS GASSNER
%WALLACE &PARTNERS
1 PORTLAND STREET
LONDON ENGLAND, UNITED KINGDOM

CONSULTING AGREEMENT

          CONSULTING AGREEMENT (the “Agreement”) dated as of November 27, 2007 between Hans Gassner (the “Consultant”) and Banyan Corporation (the “Client”).

W I T N E S S E T H:

          WHEREAS, Client desires to expand its presence in the European Union (the “EU)”, to establish its corporate image in the EU and to increase awareness among the business community and public in the EU, including potential purchasers of diagnostic imaging services and the VT 3000 diagnostic imaging machine, potential area developers, franchisees and patients for Chiropractic USA ™ clinics, and potential customers for Client’s other products or services.

          WHEREAS, Client desires to retain the services of Consultant in the EU with the objectives of (1) promoting, positioning and marketing Client‘s corporate image, trademarks, brand names, products and services, (2) identifying potential business development partners, (3) identifying potential acquisition targets and structuring potential business acquisitions (other than any reverse merger), (4) developing new business strategies, and (5) developing marketing and advertising materials, agreements, and other documents in connection with the foregoing (the “Objectives”)

          WHEREAS, Consultant has the expertise necessary to accomplish the Objectives.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and conditions hereinafter set forth, the parties agree as follows:

          Section 1.           Retention of Consultant. Client engages Consultant to provide consulting services to Client as may be necessary, proper or advisable to achieve the Objectives, and Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

          Section 2.           Services. Consultant agrees to work diligently and to the best of Consultant’s knowledge, skill and ability to accomplish the Objectives. Consultant may out-source or contract for the performance of certain duties to persons that are competent and qualified to perform such duties and who shall be bound in writing to all of the provisions of this Agreement to the same extent as Consultant. Consultant shall keep Client fully informed of the foregoing activities; and, in general, cooperate with Client in connection with the foregoing activities. Consultant shall not provide any services in connection with the offer or sale of securities in a capital-raising transaction, and Consultant’s services hereunder shall not directly or indirectly promote or maintain a market for Client’s securities. In performing its duties, Consultant agrees to adhere to and to act in accordance with all applicable laws, rules and regulations, the policies and procedures of Client in effect from time to time, all written and oral instructions received from an authorized officer or employee of Client, and high ethical standards.

          Section 3.           Compensation. Promptly upon execution of this agreement, Client shall pay Consultant a one-time nonrefundable fee of $37,500 USD (the “Fee”) payable in the form of 25,000,000 shares of its Common Stock, no par value (the “Shares”) and file a Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) to cover the resale of the Shares to the public. The number of Shares shall be determined by dividing the amount of the Fee by the closing bid price for one Share on the last trading day preceding the date the registration statement is filed. Promptly after the effective date of said registration statement, certificates evidencing the Shares shall be issued in the name of and delivered to Consultant without restrictive legend in such denominations, as Consultant shall designate. Client will bear the costs of the registration statement and issuance of the Shares.

          Section 4.           Trade Secrets. Other than information known to the general public, all information relating to Client, whether or not set forth in tangible form, shall be treated as “Trade Secrets and Confidential Information.” Consultant agrees not to use or to permit any other person to use any of the Trade Secrets and Confidential Information in any manner except for the purposes of this Agreement. Consultant agrees to hold the Trade Secrets and Confidential Information in strict confidence, and not to disclose to any other person the Trade Secrets and Confidential Information, except to only those of Consultant’s contractors, agents and employees in furtherance of the Objectives who need to know such information, who shall be bound to all of the provisions of this agreement to the same extent as Consultant. Consultant agrees to take all other reasonable precautions to protect the Trade Secrets and Confidential Information from disclosure to any unauthorized third party and from any other use not authorized hereby. Upon termination of this Agreement, Consultant agrees to return to Client all records of the Trade Secrets and Confidential Information, including all copies thereof (other than Consultant’s accounting records).

          Section 5.           Expenses. If Consultant incurs any additional expenses to facilitate the transaction, Consultant shall obtain the consent of Client for any single item of expense. Client’s consent hereunder shall not be unreasonably withheld or delayed.

          Section 6.           Full Cooperation. In connection with the activities of Consultant on behalf of Client, Client will cooperate with Consultant and will furnish Consultant and Consultant’s representatives with all information and data concerning Client as may be required in connection with Consultant’s services hereunder. Consultant acknowledges the full assistance and cooperation of Med Gen and/or its affiliates acting as consultants to Client.

          Section 7.           Representations. Client warrants and represents to Consultant that this Agreement does not conflict with any other agreement binding Client. Client warrants and represents to Consultant, that Client is fully authorized to offer and pay Consultant’s compensation referred to in Section 3 above.

          Section 8. Indemnification. Client agrees to indemnify and hold harmless Consultant, and any company controlling Consultant or controlled by Consultant, and their respective officers, agents and employees to the full extent lawful, from and against any losses, claims, damages or liabilities (including reasonable counsel fees) related to or arising out of this Agreement; provided; however, that the indemnification provided for in this paragraph shall not apply to claims relating to non compliance with SEC rules and reporting and other requirements that the Consultant is required to comply with, which shall be the Consultant’s responsibility.

          Section 9.           Waiver of Breach. The failure by Client to exercise any rights or powers hereunder shall not be construed as a waiver thereof. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate nor be construed as a waiver of any subsequent breach by Consultant.

          Section 10.           Notices. All notices, requests, demands and other communications, which are required or permitted under this Agreement, shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed, sent by recognized national overnight courier or mailed by certified mail, return receipt requested, to the address of the parties set forth above. Such notices shall be deemed to be given (i) when delivered personally, (ii) one day after being sent by overnight courier carrier or (iii) three days after being mailed, respectively.

          Section 11.           Term; Resignation and Termination. The term of this Agreement shall commence on the date hereof and continue for sixty (60) days from the effective date of Client’s Registration Statement on Form S-8 to be filed in connection herewith. The term shall be automatically extended for an additional thirty (30) days unless Client shall give written notice to the contrary. Client may terminate Consultant for cause by giving written notice in the event Consultant materially breaches or defaults in any of its duties, covenants or agreements as set forth herein, including a breach or default resulting from the death or disability of Consultant. Either party may terminate this Agreement by giving written notice upon the liquidation, bankruptcy or insolvency of the other party, an assignment for the benefit of creditors for the other party or composition of substantially all of its debts, or the appointment of a trustee or receiver for the business, property or affairs of the other party.

          Section 12.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the United Kingdom.

          Section 13.           Entire Agreement: Amendments. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of Client and Consultant.

          Section 14.           Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and Client and their respective successors and assigns; provided, however, that the rights and obligations of Consultant under this Agreement shall not be assignable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

“Client”
Banyan Corporation

By:    /s/Michael Gelmon
          Michael Gelmon. Chairman/CEO

“Consultant”

By:    /s/ Hans Gassner
          Hans Gassner